Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed’s INM-901 Demonstrates Favorable Pharmacological and Behavioral Effects in In Vivo Preclinical Alzheimer’s Disease Studies

●	INM-901 receptor binding studies indicate preferential signaling agonism for CB1/CB2 and impacts the PPAR signaling pathway

●	In Vivo studies demonstrate INM-901 reduces neuroinflammation and improves neuronal function

●	Molecular analysis data further explains previously reported observations in behavioral studies on locomotion, memory and cognition

Vancouver, BC – April 04, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs, today announced additional preclinical data demonstrating INM-901’s positive pharmacological effects in the potential treatment of Alzheimer’s disease (“AD”).

Dr. Eric Hsu, Senior Vice President of Preclinical Research and Development at InMed, stated, “The recent results demonstrating pharmacological effects in in vivo disease models continue to validate INM-901 as a potential treatment of AD. We are particularly encouraged with indications that INM-901 has multiple potential mechanisms of action as a preferential signaling agonist for both cannabinoid 1 (“CB1”) and cannabinoid 2 (“CB2”) receptors, as well as impacting the peroxisome proliferator-activated receptor (“PPAR”) signaling pathway. There continues to be a major unmet medical need for this multi-factorial disease and differentiated therapeutic mechanisms may play an important role. We believe the development of INM-901 may address several pathological factors including neuroinflammation, neuroprotection and neuritogenesis.”

Several preclinical studies were conducted in well-characterized AD models. A summary of recent INM-901 preclinical study results includes:

●	INM-901 is a preferential signaling agonist of the CB1/CB2 receptors and impacts the PPAR signaling pathway,

●	INM-901 demonstrates reduced neuroinflammation and improved neuronal function,

●	INM-901 mRNA data supports the observations made in the previously released behavior studies in locomotor activity, cognition and memory.

Previous studies of INM-901 showed the potential to target several biological pathways associated with AD, including neuroprotection to the differentiated neuronal cells from beta-amyloid peptide-induced toxicity and improvement of neuronal function via extension of neurite length, a potential breakthrough in the treatment of AD.

The Role of CB1, CB2 and PPAR in the treatment of Alzheimer’s

CB1 and CB2 receptors are both part of the endocannabinoid system and are found throughout the body, including in the brain. CB1 receptors are primarily located in the central nervous system, particularly in areas involved in memory, cognition and motor function, while CB2 receptors are involved in modulating neuroinflammation and immune responses.

Activation of CB1 and CB2 receptors has been shown to have neuroprotective effects, meaning they can help protect brain cells from damage and death. In AD, where neuronal death is a hallmark feature, enhancing the activity of these receptors may help to slow down the progression of the disease. Activation of these receptors and other cellular receptors has also been shown to have an impact on neuroinflammation. As neuroinflammation is also believed to contribute to the progression of AD, targeting these receptors could help alleviate this inflammatory response. While further research is needed to fully understand the role of CB1 and CB2 receptors in AD, INM-901 could offer novel therapeutic strategies for the treatment of this devastating condition. (1)(2)

Peroxisome proliferator-activated receptors (“PPARs”) are also considered potential therapeutic targets for neurodegenerative disorders such as AD. PPAR’s are ligand-activated transcription factors of nuclear hormone receptor superfamily comprising of the following three subtypes: alpha (“PPAR-α”), gamma (“PPAR-γ”), and beta/delta (“PPAR-β/δ”). Activation of PPAR-α reduces triglyceride level and is involved in regulation of energy homeostasis. Activation of PPAR-γ causes insulin sensitization and enhances glucose metabolism, whereas activation of PPAR-β/δ enhances fatty acids metabolism. (3)(4)

Next steps advancing preclinical studies

InMed intends to accelerate the development of its AD program. Long-term behavioural and mechanism of action / receptor interaction studies are underway with data read-out expected in calendar 3Q 2024. Development of the chemistry, manufacturing and controls (“CMC”) for drug substance and oral drug product formulation are on-going.

Limited treatment options for Alzheimer’s disease - a major unmet medical need

Approved AD medications primarily address symptoms related to memory and cognitive function via the reduction of beta-amyloid plaques. These medications are aimed at removing amyloid plaque build-up between the neurons in the brain; however, they do not actively restore or rebuild deteriorating neurons and, thus, do not reverse AD progression. In addition, use of these treatments can be limited due to significant side effects, including inflammation and bleeding in the brain. Several large pharmaceutical companies such as Eli Lilly, Roche, AbbVie, Eisai and Biogen lead research and commercialization efforts in AD drug development.

References:

(1)	Cannabinoid Receptors in the Central Nervous System: Their Signaling and Roles in Disease
(2)	Cannabinoid CB2 Receptors in Neurodegenerative Proteinopathies: New Insights and Therapeutic Potential
(3)	The peroxisome proliferator-activated receptor: A family of nuclear receptors role in various diseases
(4)	PPARs in the central nervous system: roles in neurodegeneration and neuroinflammation

Learn more about InMed’s INM-901 program:

https://www.inmedpharma.com/pharmaceutical/inm-901-for-alzheimers-disease/

About InMed:

InMed Pharmaceuticals is a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs. Together with our subsidiary, BayMedica LLC, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics with programs in Alzheimer’s disease, age-related macular degeneration, glaucoma, and epidermolysis bullosa. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the efficacy of INM-901, INM-901’s ability to treat AD, marketability and uses for INM-901, the results of further studies into INM-901 and acceleration of the development of InMed’s AD program.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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